Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-176852) of PPG Industries, Inc. of our report dated June 23, 2020 relating to the financial statements and supplemental schedule of the PPG Puerto Rico Employee Savings Plan which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 23, 2020